Exhibit 99.1

ITW Reports Third Quarter 2023 Results

•Revenue of $4.0 billion, an increase of 0.5%
•Operating income of $1.1 billion, an increase of 9%
•Operating margin of 26.5%, an increase of 200 bps
•GAAP EPS of $2.55, an increase of 9%
•Narrowing full year GAAP EPS guidance range to $9.65 to $9.85 per share

GLENVIEW, IL., October 24, 2023 - Illinois Tool Works Inc. (NYSE: ITW) today reported its third quarter 2023 results.
“The strength and resilience of ITW’s proprietary business model and high-quality diversified portfolio once again drove strong operational execution and financial performance in the third quarter. Quarterly operating margin expanded 200 basis points year over year to 26.5 percent, free cash flow grew 40 percent, and GAAP EPS grew nine percent to $2.55,” said E. Scott Santi, Chairman and Chief Executive Officer. “Organic revenue growth was two percent on an equal days’ basis in the quarter. Looking ahead at the balance of the year, while we anticipate some impact from ongoing automotive industry labor actions on our Automotive OEM segment in the fourth quarter, the company remains well-positioned to deliver another strong year of differentiated overall performance in 2023.”

Third Quarter 2023 Results
Third quarter revenue of $4.0 billion increased 0.5 percent with organic revenue growth of 0.2 percent, as divestitures reduced revenue by 1.2 percent and foreign currency translation added 1.5 percent. On an equal days’ basis, organic growth was two percent. End customer and channel partner inventory reduction efforts associated with supply chain normalization reduced organic growth by an estimated 1 to 1.5 percent in the quarter.

GAAP EPS increased nine percent to $2.55 and the effective tax rate was 23.8 percent. Operating income grew nine percent to $1.1 billion. Operating margin of 26.5 percent expanded 200 basis points as enterprise initiatives contributed 140 basis points. Operating cash flow was $982 million, and free cash flow was $856 million, an increase of 40 percent, with a conversion rate to net income of 111 percent. During the quarter, the company repurchased $375 million of its own shares and raised its dividend seven percent to an annualized $5.60 per share.

2023 Guidance
ITW is narrowing the range of its full year GAAP EPS guidance from $9.55 to $9.95 per share to a range of $9.65 to $9.85 per share, which includes a $0.12 per share adjustment for the estimated fourth quarter impact of ongoing automotive industry labor actions. The company is projecting total revenue growth of one to two percent with organic growth of two to three percent based on current levels of demand exiting the third quarter, and the estimated fourth quarter impact of ongoing automotive industry labor actions. Combined divestitures and foreign currency translation are expected to reduce revenue by one percent. Operating margin is projected to be in the range of 25 to 25.5 percent, an improvement of 150 basis points at the mid-point, with enterprise initiatives contributing more than 100 basis points. Free cash flow is projected to be greater than 100 percent of net income and the company plans to repurchase approximately $1.5 billion of its own shares. The expected tax rate is in the range of 22.5 to 23.5 percent.

Non-GAAP Measures
This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule. The estimated guidance of free cash flow to net income conversion rate is based on assumptions that are difficult to predict, and estimated guidance for the most directly comparable GAAP measure and a reconciliation of this forward-looking estimate to its most directly comparable GAAP estimate have been omitted due to the unreasonable efforts required in connection with such a reconciliation and the lack of reliable forward-looking cash flow information.

Forward-looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding global supply chain challenges, expected impact of inflation including raw material inflation and rising interest rates, the impact of enterprise initiatives, future financial and operating performance, free cash flow and free cash flow conversion rate, organic and total revenue, operating and incremental margin, price/cost impact, statements regarding diluted income per share, restructuring expenses and related benefits, expected dividend payments, after-tax return on invested capital, effective tax rates, exchange rates, expected access to liquidity sources, expected capital allocation, expected timing and amount of share repurchases, end market economic and regulatory conditions, the impact of recent or potential acquisitions and/or divestitures, the potential impact of automotive industry labor actions, and the company’s 2023 guidance. These statements are subject to certain risks, uncertainties, assumptions, and other factors that could cause actual results to differ materially from those anticipated. Such factors include those risk factors contained in ITW's Form 10-K for 2022 and subsequent reports filed with the SEC.

About Illinois Tool Works
ITW (NYSE: ITW) is a Fortune 200 global multi-industrial manufacturing leader with revenue of $15.9 billion in 2022. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW’s approximately 46,000 dedicated colleagues around the world thrive in the company’s decentralized and entrepreneurial culture. www.itw.com

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions except per share amounts	2023	2022	2023	2022
Operating Revenue	$4,031	$4,011	$12,124	$11,961
Cost of revenue	2,319	2,371	7,004	7,120
Selling, administrative, and research and development expenses	615	624	1,980	1,935
Amortization and impairment of intangible assets	27	33	88	102
Operating Income	1,070	983	3,052	2,804
Interest expense	(67)	(52)	(196)	(147)
Other income (expense)	10	26	40	64
Income Before Taxes	1,013	957	2,896	2,721
Income Taxes	241	230	656	594
Net Income	$772	$727	$2,240	$2,127

Net Income Per Share:
Basic	$2.55	$2.36	$7.38	$6.85
Diluted	$2.55	$2.35	$7.36	$6.83

Cash Dividends Per Share:
Paid	$1.31	$1.22	$3.93	$3.66
Declared	$1.40	$1.31	$4.02	$3.75

Shares of Common Stock Outstanding During the Period:
Average	301.9	308.8	303.4	310.6
Average assuming dilution	303.0	309.7	304.5	311.6

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	September 30, 2023	December 31, 2022
Assets
Current Assets:
Cash and equivalents	$990	$708
Trade receivables	3,163	3,171
Inventories	1,799	2,054
Prepaid expenses and other current assets	336	329
Assets held for sale	—	8
Total current assets	6,288	6,270

Net plant and equipment	1,904	1,848
Goodwill	4,828	4,864
Intangible assets	682	768
Deferred income taxes	455	494
Other assets	1,238	1,178
	$15,395	$15,422

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$1,248	$1,590
Accounts payable	580	594
Accrued expenses	1,588	1,728
Cash dividends payable	421	400
Income taxes payable	145	147
Liabilities held for sale	—	1
Total current liabilities	3,982	4,460

Noncurrent Liabilities:
Long-term debt	6,818	6,173
Deferred income taxes	464	484
Noncurrent income taxes payable	151	273
Other liabilities	976	943
Total noncurrent liabilities	8,409	7,873

Stockholders' Equity:
Common stock	6	6
Additional paid-in-capital	1,569	1,501
Retained earnings	26,823	25,799
Common stock held in treasury	(23,493)	(22,377)
Accumulated other comprehensive income (loss)	(1,902)	(1,841)
Noncontrolling interest	1	1
Total stockholders' equity	3,004	3,089
	$15,395	$15,422

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended September 30, 2023
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$799	$151	18.9%
Food Equipment	678	185	27.3%
Test & Measurement and Electronics	698	167	23.8%
Welding	468	147	31.6%
Polymers & Fluids	458	129	28.1%
Construction Products	522	155	29.9%
Specialty Products	414	115	27.8%
Intersegment	(6)	—	—%
Total Segments	4,031	1,049	26.0%
Unallocated	—	21	—%
Total Company	$4,031	$1,070	26.5%

Nine Months Ended September 30, 2023
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$2,421	$418	17.3%
Food Equipment	1,967	536	27.2%
Test & Measurement and Electronics	2,101	501	23.8%
Welding	1,451	471	32.5%
Polymers & Fluids	1,364	357	26.2%
Construction Products	1,574	454	28.9%
Specialty Products	1,260	333	26.4%
Intersegment	(14)	—	—%
Total Segments	12,124	3,070	25.3%
Unallocated	—	(18)	—%
Total Company	$12,124	$3,052	25.2%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q3 2023 vs. Q3 2022 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	3.8%	6.3%	(3.9)%	(2.4)%	3.4%	(2.1)%	(5.6)%	0.2%
Acquisitions/ Divestitures	—%	(1.8)%	—%	—%	(5.7)%	—%	(2.3)%	(1.2)%
Translation	2.2%	2.7%	1.5%	0.6%	(0.8)%	0.9%	2.4%	1.5%
Operating Revenue	6.0%	7.2%	(2.4)%	(1.8)%	(3.1)%	(1.2)%	(5.5)%	0.5%

Q3 2023 vs. Q3 2022 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	70 bps	110 bps	(100) bps	(40) bps	70 bps	(30) bps	(110) bps	—
Changes in Variable Margin & OH Costs	100 bps	(40) bps	(10) bps	50 bps	200 bps	430 bps	40 bps	200 bps
Total Organic	170 bps	70 bps	(110) bps	10 bps	270 bps	400 bps	(70) bps	200 bps
Acquisitions/ Divestitures	—	10 bps	—	—	20 bps	—	60 bps	10 bps
Restructuring/Other	(30) bps	20 bps	(30) bps	—	(10) bps	20 bps	20 bps	(10) bps
Total Operating Margin Change	140 bps	100 bps	(140) bps	10 bps	280 bps	420 bps	10 bps	200 bps

Total Operating Margin % *	18.9%	27.3%	23.8%	31.6%	28.1%	29.9%	27.8%	26.5%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	30 bps	40 bps	160 bps	10 bps	170 bps	10 bps	30 bps	70 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.07) on GAAP earnings per share for the third quarter of 2023.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

YTD 2023 vs. YTD 2022 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	9.2%	9.6%	0.9%	2.7%	0.9%	(3.1)%	(4.7)%	2.8%
Acquisitions/ Divestitures	—%	(1.3)%	—%	—%	(5.3)%	—%	(1.5)%	(1.0)%
Translation	(0.4)%	0.2%	(0.7)%	—%	(1.5)%	(1.1)%	0.4%	(0.4)%
Operating Revenue	8.8%	8.5%	0.2%	2.7%	(5.9)%	(4.2)%	(5.8)%	1.4%

YTD 2023 vs. YTD 2022 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	180 bps	180 bps	20 bps	50 bps	10 bps	(50) bps	(100) bps	60 bps
Changes in Variable Margin & OH Costs	(190) bps	70 bps	60 bps	150 bps	120 bps	360 bps	20 bps	110 bps
Total Organic	(10) bps	250 bps	80 bps	200 bps	130 bps	310 bps	(80) bps	170 bps
Acquisitions/ Divestitures	—	20 bps	—	—	30 bps	—	40 bps	10 bps
Restructuring/Other	70 bps	—	(20) bps	—	(40) bps	(20) bps	(30) bps	—
Total Operating Margin Change	60 bps	270 bps	60 bps	200 bps	120 bps	290 bps	(70) bps	180 bps

Total Operating Margin % *	17.3%	27.2%	23.8%	32.5%	26.2%	28.9%	26.4%	25.2%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	20 bps	50 bps	170 bps	10 bps	180 bps	10 bps	60 bps	70 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.22) on GAAP earnings per share for the first nine months of 2023.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Dollars in millions	2023	2022	2023	2022
Numerator:
Net income	$772	$727	$2,240	$2,127
Discrete tax benefit related to the second quarter 2023	—	—	(20)	—
Discrete tax benefit related to the second quarter 2022	—	—	—	(51)
Interest expense, net of tax (1)	51	39	150	112
Other (income) expense, net of tax (1)	(8)	(20)	(31)	(49)
Operating income after taxes	$815	$746	$2,339	$2,139

Denominator:
Invested capital:
Cash and equivalents	$990	$774	$990	$774
Trade receivables	3,163	3,031	3,163	3,031
Inventories	1,799	2,007	1,799	2,007
Net assets held for sale	—	75	—	75
Net plant and equipment	1,904	1,705	1,904	1,705
Goodwill and intangible assets	5,510	5,557	5,510	5,557
Accounts payable and accrued expenses	(2,168)	(2,177)	(2,168)	(2,177)
Debt	(8,066)	(7,628)	(8,066)	(7,628)
Other, net	(128)	(330)	(128)	(330)
Total net assets (stockholders' equity)	3,004	3,014	3,004	3,014
Cash and equivalents	(990)	(774)	(990)	(774)
Debt	8,066	7,628	8,066	7,628
Total invested capital	$10,080	$9,868	$10,080	$9,868

Average invested capital (2)	$10,237	$10,004	$10,239	$9,985

Net income to average invested capital (3)	30.1%	29.1%	29.2%	28.4%
After-tax return on average invested capital (3)	31.9%	29.9%	30.5%	28.6%

(1)    Effective tax rate used for interest expense and other (income) expense for the three months ended September 30, 2023 and 2022 was 23.8% and 23.9%, respectively. Effective tax rate used for interest expense and other (income) expense for the nine months ended September 30, 2023 and 2022 was 23.4% and 23.7%, respectively.

(2)    Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within each of the periods presented.

(3)    Returns for the three months ended September 30, 2023 and 2022 were converted to an annual rate by multiplying the calculated return by 4. Returns for the nine months ended September 30, 2023 and 2022 were converted to an annual rate by dividing the calculated return by 3 and multiplying it by 4.

A reconciliation of the tax rate for the nine months ended September 30, 2023, excluding the second quarter 2023 discrete tax benefit of $20 million related to amended 2021 U.S. taxes, is as follows:

	Nine Months Ended
	September 30, 2023
Dollars in millions	Income Taxes	Tax Rate
As reported	$656	22.7%
Discrete tax benefit related to the second quarter 2023	20	0.7%
As adjusted	$676	23.4%

A reconciliation of the tax rate for the nine months ended September 30, 2022, excluding the second quarter 2022 discrete tax benefit of $51 million related to the resolution of a U.S. tax audit, is as follows:

	Nine Months Ended
	September 30, 2022
Dollars in millions	Income Taxes	Tax Rate
As reported	$594	21.8%
Discrete tax benefit related to the second quarter 2022	51	1.9%
As adjusted	$645	23.7%

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

Twelve Months Ended
Dollars in millions	December 31, 2022
Numerator:
Net income	$3,034
Discrete tax benefit related to the fourth quarter 2022	(32)
Discrete tax benefit related to the second quarter 2022	(51)
Interest expense, net of tax (1)	156
Other (income) expense, net of tax (1)	(196)
Operating income after taxes	$2,911

Denominator:
Invested capital:
Cash and equivalents	$708
Trade receivables	3,171
Inventories	2,054
Net assets held for sale	7
Net plant and equipment	1,848
Goodwill and intangible assets	5,632
Accounts payable and accrued expenses	(2,322)
Debt	(7,763)
Other, net	(246)
Total net assets (stockholders' equity)	3,089
Cash and equivalents	(708)
Debt	7,763
Total invested capital	$10,144

Average invested capital (2)	$10,017

Net income to average invested capital	30.3%
After-tax return on average invested capital	29.1%

(1)    Effective tax rate used for interest expense and other (income) expense for the year ended December 31, 2022 was 23.2%.

(2)    Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within the period presented.

A reconciliation of the 2022 effective tax rate excluding the fourth quarter 2022 discrete tax benefit of $32 million related to the utilization of capital loss carryforwards and the second quarter 2022 discrete tax benefit of $51 million related to the resolution of a U.S. tax audit is as follows:

	Twelve Months Ended
	December 31, 2022
Dollars in millions	Income Taxes	Tax Rate
As reported	$808	21.0%
Discrete tax benefit related to the fourth quarter 2022	32	0.8%
Discrete tax benefit related to the second quarter 2022	51	1.4%
As adjusted	$891	23.2%

FREE CASH FLOW (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Dollars in millions	2023	2022	2023	2022
Net cash provided by operating activities	$982	$713	$2,500	$1,537
Less: Additions to plant and equipment	(126)	(101)	(324)	(256)
Free cash flow	$856	$612	$2,176	$1,281

Net income	$772	$727	$2,240	$2,127

Net cash provided by operating activities to net income conversion rate	127%	98%	112%	72%
Free cash flow to net income conversion rate	111%	84%	97%	60%

ADJUSTED NET INCOME PER SHARE - DILUTED (UNAUDITED)

Twelve Months Ended
December 31, 2022
As reported	$9.77
Net impact of gains from two divestitures in the fourth quarter 2022	(0.60)
As adjusted	$9.17